UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 28, 2013
US Tungsten Corp.
(Exact name of registrant as specified in its charter)
Nevada	333-151702	77-0721432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
871 Coronado Centre Drive, Suite 200, Henderson, NV 89052
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(702) 940-2323
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective February 27, 2013, Norman Marcus was appointed a director of our company.

Norman Marcus

Norman Marcus 60, graduated with a Bachelor of Arts from Tulane University, and earned a JurisDoctor from the University of Miami. Mr. Marcus was licensed to practice law in the State of Florida in 1975, and he has continuously engaged in the private practice of law since that time, operating his own firm since 1978.

Mr. Marcus is also certified by the Florida Supreme Court as a family mediator and he is a qualified arbitrator under Florida law.

Our board of directors now consists of Matthew Markin, Barry Wattenberg and Norman Marcus.  There have been no transactions between the Company and Norman Marcus since our last fiscal year which would be required to be reported herein.

Item 9.01	Financial Statements and Exhibits
99.1	News Release dated February 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US TUNGSTEN CORP.
/s/ Matthew Markin
Matthew Markin
President and Director
Date:	February 28, 2013